UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 14, 2005


                          VIVID LEARNING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                    333-116255               42-1623500
   (State or other         (Commission File Number)      (I.R.S. Employer
   jurisdiction of                                       Identification No.)
    incorporation)


                                 723 THE PARKWAY
                           RICHLAND, WASHINGTON 99352
               (Address of principal executive offices) (Zip code)


                                 (509) 943-5319
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 14, 2005, Vivid Learning Systems, Inc., a Delaware corporation ("Registrant"), entered into an Asset Purchase Agreement (the "Agreement") with TrueActive Software, Inc., a Washington corporation ("Seller"). Pursuant to the Agreement, Registrant purchased from Seller intellectual property with respect to certain software and other assets including Seller's customer database, accounts receivable, inventory, and marketing materials. The consideration for the purchase of the assets consists of 1) $120,000.00, in cash, 2) an interest free $120,000 one year promissory note with principal payable monthly beginning May 2005, 3) four year warrants to purchase 80,000 shares of Registrant's Common Stock at an exercise price of $1.00 per share vesting over two years and issued to certain stockholders of the Seller, 4) a two year employment agreement with Richard E. Eaton, president of the Seller , and providing for, among other things, annual salary of $75,000 5) royalties of 8% of net sales of certain software products purchased and 4% of net sales on derivative software products for a period of three years to be paid to Seller's successor corporate entity. The foregoing transactions closed on March 14, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.1. Asset Purchase Agreement, dated March 14, 2005, by and between Vivid Learning Systems, Inc. and TrueActive Software, Inc.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             VIVID LEARNING SYSTEMS, INC.


Date: March 15, 2005         By:      /s/ Kevin A. Smith
                             Name:    Kevin A. Smith
                             Title:   President and Chief Executive Officer


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